Exhibit 99.1
FOR IMMEDIATE RELEASE                                              May 14, 2004

Almost Family Announces First Quarter Results - Net Income Up 26% Over
Prior Year

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three months ended March 31, 2004. Basic earnings per share were $0.13 in 2004 versus $0.10 in the same quarter of 2003 for an increase of 30%. The Company's VN revenue increased nearly 10%, while overall Home Health Care revenue grew 5.4%. Adult Day Care revenue declined 6% primarily as a result of store closings in late 2003.

The Company filed its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information.

William B. Yarmuth, Chairman and CEO commented on the Company's results for the quarter: "We are very pleased to report a 30% increase in earnings per share as compared to the previous year. Our Visiting Nurse segment turned in strong admissions, revenue and operating income growth. Focusing our attention on the growth prospects of this segment continues to pay off. We have opened two new Florida Medicare agencies in keeping with our plan to emphasize the development of our VN segment. Additionally, the steps we took over the course of 2003 to reduce general and administrative expenses throughout the Company are now evident in our comparisons."

The Company also noted that the quarter ending March 31, typically generates lower operating income than in the other quarters as the winter weather tends to temporarily lower ADC in-center attendance. After removing the effect of adult day care centers closed during 2003, all three of the Company's reportable segments generated volume growth in the quarter.

Regarding the ADC segment results Yarmuth added: "The condition of the state Medicaid programs continues to present challenges to the adult day care segment. We are, however, beginning to see some encouraging signs of the recognition that cuts over the past few years have been excessive. For example, in a recent case a Federal court ordered Kentucky to reinstate thousands of Medicaid beneficiaries who had been denied services since early in 2003. Ultimately, we believe that Medicaid policy makers will see that home and community based services like adult day care are effective tools in lowering total long-term care spending." The Company added that it expects to see improved earnings from the ADC segment in the June quarter.

Results of operations for the three months ended March 31, 2004 and 2003 are set forth in the table below:

       Consolidated                                2004                        2003                       Change
       ------------
                                         -------------------------- --------------------------- ----------------------------
                                             Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------
Net Revenues
Home Health Care              VN         $ 8,341,410         37.9%  $   7,605,869        35.3%  $    735,541           9.7%
                              PC           8,101,892         36.9%      7,994,042        37.2%       107,850           1.3%
                                        ----------------            ----------------            --------------
                                          16,443,302         74.8%     15,599,911        72.5%       843,391           5.4%
Adult Day Care                             5,541,442         25.2%      5,917,734        27.5%      (376,292)         -6.4%
                                         ---------------            ----------------            --------------
                                         $21,984,744        100.0%  $  21,517,645       100.0%  $    467,099           2.2%
                                         ===============            ================            ==============

Operating Income
Home Health Care              VN         $ 1,508,177         18.1%  $   1,269,732        16.7%  $    238,445          18.8%
                              PC             778,204          9.6%      1,024,863        12.8%      (246,659)        -24.1%
                                         ---------------            ----------------            --------------
                                           2,286,381         13.9%      2,294,595        14.7%        (8,214)         -0.4%
Adult Day Care                              (134,189)        -2.4%       (127,844)       -2.2%        (6,345)          5.0%
                                         ---------------            ----------------            --------------
                                           2,152,192          9.8%      2,166,751        10.1%       (14,559)         -0.7%
Unallocated corporate expenses             1,511,497          6.9%      1,592,674         7.4%       (81,177)         -5.1%
                                         ---------------            ----------------            --------------
Income before interest and taxes             640,695          2.9%        574,077         2.7%        66,618          11.6%
Facility gains (losses)                        6,420          0.0%          2,605         0.0%         3,815         146.4%
Interest expense                             144,843          0.7%        179,233         0.8%       (34,390)        -19.2%
Income taxes                                 200,909          0.9%        158,980         0.7%        41,929          26.4%
                                         ---------------            ----------------            --------------
  Net income                             $   301,363          1.4%  $     238,469         1.1%  $     62,894          26.4%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $      0.13                $        0.10              $        0.03           30.0%
Diluted                                  $      0.12                         0.10                       0.02           20.0%

Weighted average shares outstanding
Basic                                      2,296,527                    2,289,465                      7,062            0.3%
Diluted                                    2,556,781                    2,476,900                     79,881            3.2%

The Company's 2003 Form 10-K includes a description of its business plan which calls for an increase in emphasis on the Visiting Nurse segment. In the quarter ending March 31, 2004, the Company reorganized how it operates and changed its reporting segments to more closely align with its business plan. In the information above "VN" refers to the Company's Visiting Nurse segment, "PC" refers to the Company's in-home Personal Care segment and "ADC" refers to the Company's facility-based Adult Day Care Segment.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health nursing services and adult day health services. The Company has service locations in Florida, Kentucky, Ohio, Maryland, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, expectations for improved earnings from the ADC segment, the Company's ability to generate same store sales growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to attract investment of additional capital, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2003, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.